As filed with the Securities and Exchange Commission on August 2, 2022

Registration No. 333-258823

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

HILLMAN SOLUTIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	85-2096734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10590 Hamilton Avenue

Cincinnati, Ohio 45231

(513) 851-4900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas J. Cahill

Chief Executive Officer

10590 Hamilton Avenue

Cincinnati, Ohio 45231

(513) 851-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jurgita Ashley Thompson Hine LLP 3900 Key Center 127 Public Square Cleveland, Ohio 44114 (216) 566-5500	Douglas D. Roberts Vice President, General Counsel and Secretary 10590 Hamilton Avenue Cincinnati, Ohio 45231 (513) 851-4900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On August 13, 2021, Hillman Solutions Corp. (“Hillman,” the “Company,” “we,” “us” or “our”) filed a registration statement on Form S-1 (File No. 333-258823) (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”). The Registration Statement was initially declared effective by the SEC on August 27, 2021.

On March 21, 2022, the Company filed Post-Effective Amendment No. 1 to the Registration Statement to (i) include the information contained in the Company’s Annual Report on Form 10-K for the year ended December 25, 2021, that was filed with the SEC on March 16, 2022, (ii) include updated information regarding the selling securityholders named in the prospectus and the securities covered thereby, including removal of the warrants previously included therein, and (iii) update certain other information in the Registration Statement to reflect current business operations.

This Post-Effective Amendment No. 2 to the Registration Statement is being filed to (i) convert the Registration Statement into a registration statement on Form S-3 and (ii) include updated information regarding selling securityholders named in the prospectus, including a reduction in the number of shares of common stock being offered by the selling securityholders to 101,257,319 shares of common stock. No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

SUBJECT TO COMPLETION, DATED AUGUST 2, 2022

PRELIMINARY PROSPECTUS

HILLMAN SOLUTIONS CORP.

SECONDARY OFFERING OF
101,257,319 SHARES OF COMMON STOCK

This prospectus relates to the offer and resale, from time to time, by the selling securityholders named in this prospectus (the “Selling Securityholders”), or any of their permitted transferees, of up to 101,257,319 shares of our common stock, par value $0.0001 per share (“common stock”). This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

We are registering the offer and sale of these shares to satisfy certain registration rights we have granted. We will not receive any proceeds from the sale of shares of common stock by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the securities. The Selling Securityholders and any of their permitted transferees may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell the securities under this prospectus, is provided under “Selling Securityholders” and “Plan of Distribution” in this prospectus.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock is listed on The Nasdaq Stock Market LLC under the symbol “HLMN”. On July 29, 2022, the closing price of our common stock was $10.35 per share.

_________________________________________

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________________________________

The date of this prospectus is             , 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders and their permitted transferees may, from time to time, offer and sell up to an aggregate of 101,257,319 shares of our common stock, through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common stock being offered and the terms of the offering.

To the extent necessary, each time that the selling securityholders offer and sell securities, we or the selling securityholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, neither we nor the Selling Securityholders guarantee the accuracy or completeness of this information and neither we nor the Selling Securityholders have independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

For investors outside the U.S., neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the U.S. Persons outside the U.S. who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the U.S.

Unless expressly indicated or the context requires otherwise, the terms “Hillman,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus mean Hillman Solutions Corp. and its wholly-owned subsidiaries, which was a special purpose acquisition company called “Landcadia Holdings III, Inc.” prior to the closing of the Business Combination (as defined herein) on July 14, 2021. References in this prospectus to the “Business Combination” refer to the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 24, 2021 (as amended), which transactions were consummated on July 14, 2021.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference herein, contain forward-looking statements that involve risks and uncertainties and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” “project,” “intend,” or the negative of such terms or other similar expressions.

These forward-looking statements are not historical facts, but rather are based on our current expectations, assumptions, and projections about future events. Although we believe that the expectations, assumptions, and projections on which these forward-looking statements are based are reasonable, they nonetheless could prove to be inaccurate, and as a result, the forward-looking statements based on those expectations, assumptions, and projections also could be inaccurate. Forward-looking statements are not guarantees of future performance. Instead, forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions that may cause our strategy, planning, actual results, levels of activity, performance, or achievements to be materially different from any strategy, planning, future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Actual results could differ materially from those currently anticipated as a result of a number of factors, including the risks and uncertainties discussed under the caption “Risk Factors” set forth in this prospectus. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements.

All forward-looking statements attributable to the Company or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this prospectus; they should not be regarded as a representation by the Company or any other individual. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in this prospectus might not occur or might be materially different from those discussed.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement, including exhibits, under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the common stock offered by this prospectus. This prospectus and any applicable prospectus supplement are part of the registration statement, but do not contain all of the information included in the registration statement or the exhibits. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. Our SEC filings, including the registration statement, are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

We also maintain an internet website at www.hillmangroup.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our quarterly reports on Form 10-Q, annual reports on Form 10-K, current reports on Form 8-K, and all amendments to those reports. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 25, 2021, filed with the SEC on March 16, 2022 (including the information incorporated by reference therein from the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 20, 2022) (our “Annual Report”);

•	our Quarterly Report on Form 10-Q for the quarter ended March 26, 2022, filed with the SEC on May 3, 2022;

•	our Current Reports on Form 8-K filed with the SEC on December 30, 2021, February 22, 2022, March 2, 2022, March 29, 2022, April 12, 2022, April 18, 2022, May 3, 2022, and June 16, 2022 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

•	the description of our common stock set forth in Exhibit 4.1 of our Annual Report, together with any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Hillman Solutions Corp.

Attn: Corporate Secretary

10590 Hamilton Avenue

Cincinnati, Ohio 45231

(513) 851-4900

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in the section of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference.”

The Company

Hillman is one of the largest providers of hardware related products and related merchandising services to retail markets in North America. Our principal business is operated through our wholly-owned subsidiary, The Hillman Group, Inc. and its wholly-owned subsidiaries (collectively, “Hillman Group”), which had net sales of approximately $1,426.0 million in 2021. Hillman Group sells its products to hardware stores, home centers, mass merchants, pet supply stores, and other retail outlets principally in the United States, Canada, Mexico, Latin America, and the Caribbean. Product lines include thousands of small parts such as fasteners and related hardware items; threaded rod and metal shapes; keys, key duplication systems, and accessories; builder’s hardware; personal protective equipment, such as gloves and eye-wear; and identification items, such as tags and letters, numbers, and signs. We support product sales with services that include design and installation of merchandising systems, maintenance of appropriate in-store inventory levels, and break-fix for our robotics kiosks.

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “HLMN”.

Background

The Company was originally named Landcadia Holdings III, Inc., a Delaware corporation (“Landcadia” and, after the Business Combination, “New Hillman”), and was established as a special purpose acquisition company, which completed its initial public offering in October 2020. Landcadia was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and, prior to the Business Combination, the Company was a “shell company” as defined under the Exchange Act, because it had no operations and nominal assets consisting almost entirely of cash.

On July 14, 2021 (the “Closing Date”), privately held HMAN Group Holdings Inc. (“Old Hillman”) and Landcadia consummated the previously announced business combination (the “Closing”) pursuant to the terms of the Agreement and Plan of Merger, dated as of January 24, 2021 (as amended on March 12, 2021, the “Merger Agreement”), by and among Landcadia, Helios Sun Merger Sub, a wholly-owned subsidiary of Landcadia (“Merger Sub”), HMAN Group Holdings Inc., a Delaware corporation (“Hillman Holdco”), and CCMP Sellers’ Representative, LLC, a Delaware limited liability company in its capacity as the Stockholder Representative thereunder (the “Stockholder Representative”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Hillman Holdco, with Hillman Holdco surviving the merger as a wholly owned subsidiary of New Hillman, which was renamed “Hillman Solutions Corp.” (the “Merger” and together with the other transactions contemplated by the Merger Agreement, the “Business Combination”).

Corporate Information

Our principal executive offices are located at 10590 Hamilton Avenue, Cincinnati, Ohio 45231. Our telephone number is (513) 851-4900, and our website address is www.hillmangroup.com. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

The Offering

Shares of common stock offered by the Selling Securityholders	Up to 101,257,319 shares of common stock

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the Selling Securityholders.

Risk factors	See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our common stock.

Nasdaq symbol	“HLMN” for the common stock

RISK FACTOR SUMMARY

An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information contained in or incorporated by reference into this prospectus, including our consolidated financial statements and related notes, before deciding to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business, financial condition, or results of operations.

Some of the risks related to Hillman’s business and industry are summarized below. You should consider carefully the following discussion of risks, as well as the discussion of risks included in this prospectus and any applicable prospectus supplement, before you decide that an investment in the securities is appropriate for you.

•	Unfavorable economic conditions may adversely affect our business, results of operations, financial condition, and cash flows.

•	The COVID-19 pandemic has had a material impact on our business and could have a further material adverse effect on our business, financial condition and results of operations.

•	We operate in a highly competitive industry, which may have a material adverse effect on our business, financial condition, and results of operations.

•	To compete successfully, we must develop and commercialize a continuing stream of innovative new products that create consumer demand.

•	Our business may be adversely affected by seasonality.

•	Because our business is working capital intensive, we rely on our ability to manage our product purchasing and customer credit policies.

•	We are subject to inventory management risks; insufficient inventory may result in increased costs, lost sales, and lost customers, while excess inventory may increase our costs.

•	We have substantial fixed costs and, as a result, our operating income is sensitive to changes in our net sales.

•	Large customer concentration and the inability to penetrate new channels of distribution could adversely affect our business.

•	Successful sales and marketing efforts depend on our ability to recruit and retain qualified employees.

•	Increases in labor costs, potential labor disputes and work stoppages or an inability to hire skilled distribution, sales and other personnel could adversely affect our business.

•	We are exposed to adverse changes in currency exchange rates.

•	Our results of operations could be negatively impacted by inflation or deflation in the cost of raw materials, freight, and energy.

•	We are subject to the risks of doing business internationally.

•	Our business is subject to risks associated with sourcing product from overseas.

•	Acquisitions have formed a significant part of our growth strategy in the past and may continue to do so. If we are unable to identify suitable acquisition candidates, successfully integrate an acquired business, or obtain financing needed to complete an acquisition, our growth strategy may not succeed.

•	If we were required to write down all or part of our goodwill or indefinite-lived trade names, our net income could be materially adversely affected.

•	Our success is highly dependent on information and technology systems.

•	Unauthorized disclosure of sensitive or confidential customer, employee, supplier, or Company information, whether through a breach of our computer systems, including cyber-attacks or otherwise, could severely harm our business.

•	Failure to adequately protect intellectual property could adversely affect our business.

•	Our success depends in part on our ability to operate without infringing or misappropriating the proprietary rights of others, and, if we are unable to do so, we may be liable for damages.

•	Recent changes in United States patent laws may limit our ability to obtain, defend, and or enforce our patents.

•	Regulations related to conflict minerals could adversely impact our business.

•	Future changes in financial accounting standards may significantly change our reported results of operations.

•	Future tax law changes and tax audits may materially increase our prospective income tax expense.

•	We are subject to legal proceedings and legal compliance risks.

•	Increases in the cost of employee health benefits could impact our financial results and cash flows.

•	If we become subject to material liabilities under our self-insured programs, our financial results may be adversely affected.

•	We occupy most of our locations under long-term non-cancelable leases. We may be unable to renew leases on favorable terms or at all. Also, if we close a location, we may remain obligated under the applicable lease.

•	We have significant indebtedness that could affect operations and financial condition and prevent us from fulfilling our obligations under our indebtedness.

•	Despite current indebtedness levels, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

•	We rely on available borrowings under our asset-based revolving credit facility for cash to operate our business, and the availability of credit under such facility may be subject to significant fluctuation.

•	The failure to meet certain financial covenants required by our credit agreements may materially and adversely affect assets, financial position, and cash flows.

•	We are subject to fluctuations in interest rates.

•	Restrictions imposed by our senior secured credit facilities and our other outstanding indebtedness may limit our ability to operate our business and to finance our future operations or capital needs or to engage in other business activities.

•	We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

•	Our ability to repay our debt is affected by the cash flow generated by our subsidiaries.

•	Volatility and weakness in bank and capital markets may adversely affect credit availability and related financing costs for us.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated By-Laws (the “Bylaws”), which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.” The summary below is also qualified by reference to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

Authorized and Outstanding Capital Stock

Pursuant to our Certificate of Incorporation, our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of undesignated preferred stock, par value $0.0001 per share (the “Preferred Stock”).

As of July 5, 2022, there were 194,359,084 shares of common stock outstanding, held of record by approximately 33 holders, and no shares of preferred stock outstanding.

Under Delaware law, stockholders generally are not personally liable for a corporation’s acts or debts.

Common Stock

Voting Rights

Holders of common stock are entitled to cast one vote per share of common stock. Directors are elected by a plurality of the votes cast by the holders of common stock. Unless specified in the Certificate of Incorporation or Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, all other matters shall be determined by the vote of a majority of the votes cast. The board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. Holders of common stock will not be entitled to cumulate their votes in the election of directors. Except as may be provided with respect to any other outstanding class or series of the Company’s stock, the holders of shares of common stock possess the exclusive voting power.

Dividend Rights

Holders of common stock are entitled to share ratably (based on the number of shares of common stock held) if and when any dividend is declared by the board of directors out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding Preferred Stock or any class or series of stock having a preference over, or the right to participate with, the common stock with respect to the payment of dividends.

Liquidation, Dissolution and Winding Up

On the liquidation, dissolution, distribution of assets or winding up of the Company, each holder of common stock will be entitled, pro rata on a per share basis, to all assets of the Company of whatever kind available for distribution to the holders of common stock, after the payment of all of the Company’s known debts and other liabilities and subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of Preferred Stock of the Company then outstanding.

Rights and Preferences

All outstanding shares of common stock are validly issued, fully paid and non-assessable. Holders of common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that the Company may designate in the future.

Registration Rights

The Company has entered into agreements with certain holders of common stock that provides for certain registration rights, as further described in the Amended and Restated Registration Rights Agreement, dated July 14, 2021, and the form of Subscription Agreement, dated January 24, 2021, each of which the Company has previously filed with the SEC.

Stock Exchange Listing

The common stock is listed on Nasdaq under the symbol “HLMN.”

Preferred Stock

The Company’s board of directors has the authority, without action by the stockholders, to designate and issue shares of Preferred Stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of Preferred Stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of the Company’s assets, which rights may be greater than the rights of the holders of the common stock.

The purpose of authorizing the board of directors to issue Preferred Stock and determine the rights and preferences of any classes or series of Preferred Stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the Company’s outstanding voting stock. Additionally, the issuance of Preferred Stock may adversely affect the holders of common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the dividend or liquidation rights of the common stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of the common stock.

Exclusive Forum

The Certificate of Incorporation provides that, to the fullest extent permitted by law, unless the Company otherwise consents in writing, the Court of Chancery (the “Chancery Court”) of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder to bring: (i) any derivative claim or proceeding brought on behalf of the Company, (ii) any claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to the Company or its stockholders, (iii) any claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL, the Certificate of Incorporation, or the Bylaws, or (iv) any claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. In addition, notwithstanding anything to the contrary in the foregoing, the federal district courts of the United States are the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. The exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act.

Anti-Takeover Effects of Provisions of the Certificate of Incorporation, the Bylaws and Delaware Law

Certain provisions of the Certificate of Incorporation, the Bylaws, and laws of the State of Delaware, where the Company is incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest; make it difficult for the Company’s existing stockholders to replace its board of directors, as well as for another party to obtain control of the Company by replacing its board of directors; and, because the Company’s board of directors has the power to retain and discharge its officers, could make it more difficult for existing stockholders or another party to effect a change in management. These provisions may also adversely affect prevailing market prices for the common stock.

Authorized but Unissued Shares

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the common stock remains listed on Nasdaq, require stockholder approval of certain issuances that may result in the issuance or sale of 20% or more of the then-outstanding voting power or then-outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and Preferred Stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

Number and Removal of Directors

The Certificate of Incorporation and Bylaws allow the Company’s directors to establish the size of the board of directors and fill vacancies on the board of directors, including those created by an increase in the number of directors (subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances). The Certificate of Incorporation also provides that stockholders may only remove a director for cause and only by the affirmative vote of the holders of at least 66% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the board of directors and the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Limitations on Stockholder Action by Written Consent; Special Meetings of Stockholders

The Certificate of Incorporation and Bylaws provide that, subject to the terms of any series of Preferred Stock, (i) any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting, and (ii) that only the Company’s board of directors may call a special meeting of stockholders.

Business Combinations

Under Section 203 of the DGCL, a corporation will not be permitted to engage in a business combination with any interested stockholder for a period of three years following the time that such interested stockholder became an interested stockholder, unless:

(1)	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2)	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3)	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the corporation’s outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

While the Certificate of Incorporation includes a provision opting out of Section 203 of the DGCL, it includes a provision that is substantially similar to Section 203 of the DGCL, but excludes from the definition of “interested stockholder”: (A) the investment funds affiliated with CCMP Capital Advisors, LP and their respective successors, transferees and affiliates, and (B) any person whose ownership of shares in excess of the 15% threshold is the result of any action taken solely by the Company.

Classified Board of Directors and Cumulative Voting

The Certificate of Incorporation provides for the Company’s board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting. Because the Company’s stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding will be able to elect all of the directors then standing for election.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

The Bylaws provide that the Company will indemnify and advance expenses to the Company’s directors and officers to the fullest extent authorized by the DGCL. The Company also is expressly authorized to carry directors’ and officers’ liability insurance. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing lawsuits against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Corporate Opportunities

Under the Certificate of Incorporation, the Company has renounced any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunities that are from time to time available to each of CCMP Capital Advisors, LP and the investment funds affiliated with CCMP Capital Advisors, LP and their respective successors, Transferees, and Affiliates (each as defined in the Certificate of Incorporation) (other than the Company and its subsidiaries) and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any who serve as officers or directors of the Company.

Amending the Certificate of Incorporation and Bylaws

The Certificate of Incorporation provides that certain provisions of the Certificate of Incorporation, including those relating to the classification of the board of directors, amendment of the Bylaws, director indemnification, corporate opportunities, business combinations, and the inability of the stockholders to take action by written consent or call a special meeting, may only be altered, amended or repealed with the affirmative vote of the holders of at least 66% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors. The Certificate of Incorporation and Bylaws further provide that the Bylaws may be altered, amended or repealed by the board of directors without stockholder approval, to the extent permitted by law; provided, however, that the stockholders may adopt, amend, alter or repeal the Bylaws with the affirmative vote of the holders of at least 66% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of up to 101,257,319 shares of common stock. We are registering the shares for resale pursuant to such stockholders’ registration rights under agreements between us and such stockholders.

The Selling Securityholders may from time to time offer and sell any or all of the common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the common stock other than through a public sale.

The following table is prepared based on information provided to us by the Selling Securityholders or that we obtained from SEC filings made by the Selling Securityholders, as well as information provided to us by our transfer agent. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act.

The following table sets forth the names of the Selling Securityholders, the aggregate number of shares of common stock beneficially owned, the aggregate number of shares of common stock that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of common stock beneficially owned by the Selling Securityholders after the sale of the securities offered hereby. We have based percentage ownership on 194,359,084 shares of common stock outstanding as of July 5, 2022.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such common stock. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Information concerning the Selling Securityholders may change from time to time, and Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Selling Securityholders

Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering	Percentage of Shares Beneficially Owned Prior to Offering	Total Number of Shares of Common Stock Offered	Shares of Common Stock Beneficially Owned After the Offered Shares are Sold	Percentage of Shares Beneficially Owned after Shares are Sold
21st Century Insurance Company(1)	40,600	*	40,600	—	—
Met Investors Series Trust –MetLife Small Cap Value Portfolio(2)	502,200	*	502,200	—	—
Minnesota Life Insurance Company – Special Small Cap Value Equity(3)	42,800	*	42,800	—	—
Quad/Graphics Diversified Plan(4)	17,600	*	17,600	—	—
Truck Insurance Exchange(5)	58,700	*	58,700	—	—
VALIC Company I – Small Cap Special Values Fund(6)	183,000	*	183,000	—	—
Wells Fargo Special Small Cap Value CIT(7)	32,200	*	32,200	—	—
Wells Fargo Special Small Cap Value Fund, as a series of Wells Fargo Funds Trust(8)	3,622,900	1.9%	3,622,900	—	—
Clal Pension and Provident Funds Ltd.(9)	1,736,000	*	1,736,000	—	—
Clal Insurance Company Ltd.(10)	1,264,000	*	1,264,000	—	—
Columbia Small Cap Growth Fund I(11)	3,460,000	1.8%	2,460,000	1,000,000	*
Columbia Variable Portfolio –Small Company Growth Fund(12)	540,000	*	540,000	—	—
Samlyn Onshore Fund, LP(13)	865,102	*	472,083	393,019	*
Samlyn Offshore Master Fund, Ltd.(14)	2,110,191	1.1%	1,184,348	925,843	*
Samlyn Net Neutral Master Fund, Ltd.(15)	2,364,033	1.2%	995,680	1,368,353	*
Samlyn Long Alpha Master Fund, Ltd.(16)	205,049	*	97,889	107,160	*
More Provident Funds Ltd.(17)	5,489	*	5,489	—	—
Jefferies Financial Group Inc.(18)	9,858,276	5.1%	9,858,276	—	—
Tilman J. Fertitta(19)	5,052,424	2.6%	5,052,424	—	—
CCMP Capital Investors III, L.P. and related investment funds(20)	59,605,000	30.7%	59,605,000	—	—
Oak Hill Capital Partners and related investment funds(21)	12,561,673	6.5%	12,561,673	—	—
Aaron P. Jagdfeld(22)	221,479	*	164,825	56,654	*
Douglas J. Cahill(23)	4,439,824	2.2%	88,299	4,351,525	2.2%
Gary Seeds(24)	556,389	*	235,700	320,689	*
Jon Michael Adinolfi(25)	695,206	*	353,220	341,986	*
Robert O. Kraft(26)	684,686	*	82,413	602,273	*

* Less than one percent.

(1)	The address of 21st Century Insurance Company is c/o Wells Fargo Asset Management, 100 Heritage Reserve, Menomonee Falls, WI 53051.

(2)	The address of Met Investors Series Trust — MetLife Small Cap Value Portfolio is c/o Wells Fargo Asset Management, 100 Heritage Reserve, Menomonee Falls, WI 53051.

(3)	The address of Minnesota Life Insurance Company — Special Small Cap Value Equity is c/o Wells Fargo Asset Management, 100 Heritage Reserve, Menomonee Falls, WI 53051.

(4)	The address of Quad/Graphics Diversified Plan is c/o Wells Fargo Asset Management, 100 Heritage Reserve, Menomonee Falls, WI 53051.

(5)	The address of Truck Insurance Exchange is c/o Wells Fargo Asset Management, 100 Heritage Reserve, Menomonee Falls, WI 53051.

(6)	The address of VALIC Company I — Small Cap Special Values Fund is c/o Wells Fargo Asset Management, 100 Heritage Reserve, Menomonee Falls, WI 53051.

(7)	The address of Wells Fargo Special Small Cap Value CIT is c/o Wells Fargo Asset Management, 100 Heritage Reserve, Menomonee Falls, WI 53051.

(8)	The address of Wells Fargo Special Small Cap Value Fund, as a series of Wells Fargo Funds Trust is c/o Wells Fargo Asset Management, 100 Heritage Reserve, Menomonee Falls, WI 53051.

(9)	The address of Clal Pension and Provident Funds Ltd. is 36 Raoul Wallenberg, Tel Aviv, Israel.

(10)	The address of Clal Insurance Company Ltd. is 36 Raoul Wallenberg, Tel Aviv, Israel.

(11)	The address of Columbia Small Cap Growth Fund I is c/o Columbia Management Investment Advisers, LLC, 290 Congress Street, Boston, MA 02110. Columbia Management Investment Advisers, LLC (“CMIA”) is the investment adviser to Columbia Small Cap Growth Fund I. Ameriprise Financial, Inc. (“AFI”) is the parent holding company of CMIA. CMIA and AFI do not directly own any shares reported herein. As the investment adviser to Columbia Small Cap Growth Fund I, CMIA may be deemed to beneficially own the shares reported herein. As the parent holding company of CMIA, AFI may be deemed to beneficially own the shares reported herein. Each of CMIA and AFI disclaims beneficial ownership of any shares reported herein. The address for CMIA is 290 Congress Street, Boston, Massachusetts 02110. The address for AFI is 1099 Ameriprise Financial Center, Minneapolis, Minnesota 55474.

(12)	The address of Columbia Variable Portfolio — Small Company Growth Fund is c/o Columbia Management Investment Advisers, LLC, 290 Congress Street, Boston, MA 02110. CMIA is the investment adviser to Columbia Variable Portfolio — Small Company Growth Fund. AFI is the parent holding company of CMIA. CMIA and AFI do not directly own any shares reported herein. As the investment adviser to Columbia Variable Portfolio — Small Company Growth Fund, CMIA may be deemed to beneficially own the shares reported herein. As the parent holding company of CMIA, AFI may be deemed to beneficially own the shares reported herein. Each of CMIA and AFI disclaims beneficial ownership of any shares reported herein. The address for CMIA is 290 Congress Street, Boston, Massachusetts 02110. The address for AFI is 1099 Ameriprise Financial Center, Minneapolis, Minnesota 55474.

(13)	The address of Samlyn Onshore Fund, LP is c/o Samlyn Capital, LLC, 500 Park Avenue, New York, NY 10022. The reported securities are directly owned by Samlyn Onshore Fund, LP, and may be deemed to be indirectly beneficially owned by (i) Samlyn Capital, LLC (“Samlyn Capital”), as the investment manager of Samlyn Onshore Fund, LP, and (ii) Samlyn Partners, LLC (“Samlyn Partners”), as the general partner of Samlyn Onshore Fund, LP. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the principal of Samlyn Capital and Managing Member of Samlyn Partners. Samlyn Capital, Samlyn Partners and Robert Pohly disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein.

(14)	The address of Samlyn Offshore Master Fund, Ltd. is c/o Samlyn Capital, LLC, 500 Park Avenue, New York, NY 10022. The reported securities are directly owned by Samlyn Offshore Master Fund, Ltd., and may be deemed to be indirectly beneficially owned by Samlyn Capital, as the investment manager of Samlyn Offshore Master Fund, Ltd. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the principal of Samlyn Capital and Director of Samlyn Offshore Master Fund, Ltd. Samlyn Capital and Robert Pohly disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein.

(15)	The address of Samlyn Net Neutral Master Fund, Ltd. is c/o Samlyn Capital, LLC, 500 Park Avenue, New York, NY 10022. The reported securities are directly owned by Samlyn Net Neutral Master Fund, Ltd., and may be deemed to be indirectly beneficially owned by Samlyn Capital, as the investment manager of Samlyn Net Neutral Master Fund, Ltd. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the principal of Samlyn Capital and Director of Samlyn Net Neutral Master Fund, Ltd. Samlyn Capital and Robert Pohly disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein.

(16)	The address of Samlyn Long Alpha Master Fund, Ltd. is c/o Samlyn Capital, LLC, 500 Park Avenue, New York, NY 10022. The reported securities are directly owned by Samlyn Long Alpha Master Fund, Ltd., and may be deemed to be indirectly beneficially owned by Samlyn Capital, as the investment manager of Samlyn Long Alpha Master Fund, Ltd. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the principal of Samlyn Capital and Director of Samlyn Long Alpha Master Fund, Ltd. Samlyn Capital and Robert Pohly disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein.

(17)	The address of More Provident Funds Ltd. is 2 Ben Gurion Road, Ramat Gan, Israel. The natural controlling person is Ori Keren.

(18)	Jefferies Financial Group Inc. is a widely held public company and was a sponsor of Landcadia. The address of Jefferies Financial Group Inc. is 520 Madison Avenue, New York, New York 10022. Ms. Teresa Gendron, a director of the Company, is the Vice President and Chief Financial Officer of Jefferies Financial Group Inc. Ms. Gendron serves on the board of the Company in her individual capacity and not as an agent or representative of Jefferies Financial Group Inc. or its subsidiaries. Ms. Gendron does not serve on the board of the Company to protect or promote the interests of Jefferies Financial Group Inc. or its subsidiaries (except insofar as Ms. Gendron is seeking to enhance the Company’s business activities for the benefit of all stockholders collectively). Ms. Gendron disclaims beneficial ownership of the reported securities.

(19)	The address of Tilman J. Fertitta is 1510 West Loop South, Houston, TX 77027. Tilman J. Fertitta is the former Co-Chairman and Chief Executive Officer of Landcadia and owns and controls TJF, LLC, a sponsor of Landcadia.

(20)	Includes 43,169,993 shares held by CCMP Capital Investors III, L.P. (“CCMP III”), 2,589,858 shares held by CCMP Capital Investors (Employee) III, L.P. (“CCMP III Employee”) and 13,845,149 shares held by CCMP Co-Invest III A, L.P. (“CCMP Co-Invest”, and collectively with CCMP III and CCMP III Employee, the “CCMP Investors”). The general partner of each of CCMP III and CCMP III Employee is CCMP Capital Associates III, L.P. (“CCMP Capital Associates”). The general partner of CCMP Co-Invest is CCMP Co-Invest III A GP, LLC (“CCMP Co-Invest GP”). The general partner of CCMP Capital Associates is CCMP Capital Associates III GP, LLC (“CCMP Capital Associates GP”). CCMP Capital Associates GP is wholly owned by CCMP Capital, LP. CCMP Capital, LP, is also the sole member of CCMP Co-Invest GP. The general partner of CCMP Capital, LP is CCMP Capital GP, LLC (“CCMP Capital GP”). CCMP Capital GP ultimately exercises voting and investment power over the shares held by the CCMP Investors. As a result, CCMP Capital GP may be deemed to share beneficial ownership with respect to the shares held by the CCMP Investors. The investment committee of CCMP Capital GP includes Messrs. Joseph M. Scharfenberger, Jr. and Richard F. Zannino, each of whom serves as a director of the Company. Each of the CCMP entities has an address of c/o CCMP Capital Advisors, LP, 200 Park Avenue, 17th Floor, New York, New York 10166.

(21)	Oak Hill Capital Partners (“Oak Hill”) represents an aggregation of 11,840,282 shares held by Oak Hill Capital Partners III, L.P., 388,863 shares held by Oak Hill Capital Management Partners III, L.P. and 332,528 shares held by OHCP III HC RO, L.P (collectively, the “Oak Hill Investors”). The general partner of each of the Oak Hill Investors is OHCP GenPar III, L.P. (“Oak Hill GP”). The general partner of Oak Hill GP is OHCP MGP Partners III, L.P. (“Oak Hill Capital GP”). The general partner of Oak Hill Capital GP is OHCP MGP III, Ltd. (“Oak Hill Capital UGP”). Tyler Wolfram, Brian Cherry and Steven Puccinelli serve as the directors of Oak Hill Capital UGP and may be deemed to exercise voting and investment control over the shares held by the Oak Hill Investors. The address of Oak Hill is c/o Oak Hill Capital Management, LLC, 65 East 55th Street, 32nd Floor, New York, New York 10022.

(22)	The business address of Aaron P. Jagdfeld, a director of the Company, is 10590 Hamilton Avenue, Cincinnati, OH 45231. Shares of common stock beneficially owned includes shares of common stock that may be acquired within 60 days of July 5, 2022 pursuant to the exercise of 49,447 stock options granted under our equity plans.

(23)	The business address of Douglas J. Cahill, Chairman, President and Chief Executive Officer of the Company, is 10590 Hamilton Avenue, Cincinnati, OH 45231. Shares of common stock beneficially owned includes shares of common stock that may be acquired within 60 days of July 5, 2022 pursuant to the exercise of 4,256,739 stock options granted under our equity plans.

(24)	The business address of Gary Seeds, Executive Vice President, Sales & Field Service of The Hillman Companies, Inc. and The Hillman Group, Inc., is 10590 Hamilton Avenue, Cincinnati, OH 45231. Shares of common stock beneficially owned includes shares of common stock that may be acquired within 60 days of July 5, 2022 pursuant to the exercise of 320,689 stock options granted under our equity plans.

(25)	The business address of Jon Michael Adinolfi, Divisional President, Hillman US, of the Company, is 10590 Hamilton Avenue, Cincinnati, OH 45231. Shares of common stock beneficially owned includes shares of common stock that may be acquired within 60 days of July 5, 2022 pursuant to the exercise of 294,156 stock options granted under our equity plans.

(26)	The business address of Robert O. Kraft, Chief Financial Officer and Treasurer of the Company, is 10590 Hamilton Avenue, Cincinnati, OH 45231. Shares of common stock beneficially owned includes shares of common stock that may be acquired within 60 days of July 5, 2022 pursuant to the exercise of 554,773 stock options granted under our equity plans.

PLAN OF DISTRIBUTION

We are registering the offer and sale, from time to time, by the Selling Securityholders of up to 101,257,319 shares of common stock. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise set forth in such prospectus supplement, the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with Nasdaq rules;

•	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for us by Thompson Hine LLP.

EXPERTS

The consolidated financial statements of Hillman Solutions Corp., Inc. as of December 25, 2021 and December 26, 2020, and for each of the years in the three-year period ended December 25, 2021, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

HILLMAN SOLUTIONS CORP.

Secondary Offering of
101,257,319 Shares of Common Stock

PROSPECTUS

, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses to be borne by the Company in connection with the issuance and distribution of the shares of common stock being registered hereby.

Securities and Exchange Commission registration fee		$228,064	**
Accounting fees and expenses		125,000	***
Legal fees and expenses			*
Financial printing and miscellaneous expenses			*
Total	$		*

* Estimates not currently known

** Previously paid.

*** $50,000 of such amount previously incurred.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Company’s Certificate of Incorporation provides that directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption or liability is not permitted under the DGCL and also provides for indemnification of its directors and officers to the maximum extent permitted by the DGCL. The Company’s Bylaws provide for indemnification of its directors and officers to the maximum extent permitted by the DGCL.

In addition, the Company has entered into indemnification agreements with each of Hillman’s executive officers and directors. The indemnification agreements, Hillman’s Certificate of Incorporation, and its Bylaws require Hillman to indemnify its directors and officers to the fullest extent permitted by the DGCL. Subject to certain limitations, the Certificate of Incorporation also requires Hillman to advance expenses incurred by its directors in defending or otherwise participating in any such proceeding in advance of its final disposition. The Bylaws and indemnification agreements require Hillman to advance such expenses to the Company’s officers. Hillman maintains a directors’ and officers’ insurance policy, which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 16. EXHIBITS.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 24, 2021, by and among Landcadia Holdings III, Inc., Helios Sun Merger Sub, Inc., HMAN Group Holdings Inc. and CCMP Sellers’ Representative, LLC, solely in its capacity as representative of the stockholders of HMAN Group Holdings Inc. (incorporated by reference to Exhibit 2.1 of Landcadia’s Registration Statement on Form S-4 (File No. 333-252693), filed with the SEC on June 11, 2021).
2.2	First Amendment to Merger Agreement, dated as of March 12, 2021, by and among Landcadia Holdings III, Inc., Helios Sun Merger Sub, Inc., HMAN Group Holdings Inc. and CCMP Sellers’ Representative, LLC, solely in its capacity as representative of the stockholders of HMAN Group Holdings Inc. (incorporated by reference to Exhibit 2.2 of Landcadia’s Registration Statement on Form S-4 (File No. 333-252693), filed with the SEC on June 11, 2021).
3.1	Third Amended and Restated Certificate of Incorporation of Hillman Solutions Corp. (incorporated by reference to Exhibit 3.1 on the Company’s Current Report on Form 8-K, filed with the SEC on July 20, 2021).
3.2	Amended and Restated Bylaws of Hillman Solutions Corp. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 20, 2021).
4.1	Amended and Restated Registration Rights Agreement, dated July 14, 2021, by and among Hillman Solutions Corp., Jefferies Financial Group Inc., TFJ, LLC, CCMP Capital Investors III, L.P., CCMP Capital Investors (Employee) III, L.P., CCMP Co-Invest III A, L.P., Oak Hill Capital Partners III, L.P., Oak Hill Capital Management Partners III, L.P. and OHCP III HC RO, L.P. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 20, 2021).
4.2	Form of Subscription Agreement, dated January 24, 2021, by and between Landcadia Holdings III, Inc. and the subscribers party thereto (incorporated by reference to Exhibit 10.3 of Landcadia’s Registration Statement on Form S-4 (File No. 333-252693), filed with the SEC on June 11, 2021).
5.1*	Opinion of Thompson Hine LLP.
23.1*	Consent of KPMG LLP, independent registered accounting firm for the Company.
23.2*	Consent of Thompson Hine LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page to the Company’s Registration Statement on Form S-1 (File No. 333-258823), filed with the SEC on August 13, 2021).

*            Filed herewith

ITEM 17. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, the State of Ohio, on August 2, 2022.

Hillman Solutions Corp.

By:	/s/ Douglas J. Cahill
Name: Douglas J. Cahill
Title: Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Douglas J. Cahill	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 2, 2022
Douglas J. Cahill

/s/ Robert O. Kraft	Chief Financial Officer (Principal Financial Officer)	August 2, 2022
Robert O. Kraft
/s/ Anne S. McCalla	Global Controller (Principal Accounting Officer)	August 2, 2022
Anne S. McCalla

*	Director	August 2, 2022
Joseph M. Scharfenberger, Jr.

*	Director	August 2, 2022
Richard Zannino

*	Director	August 2, 2022
Daniel O’Leary

*	Director	August 2, 2022
John Swygert

*	Director	August 2, 2022
Aaron P. Jagdfeld

*	Director	August 2, 2022
David A. Owens

*	Director	August 2, 2022
Philip K. Woodlief

*	Director	August 2, 2022
Diana Dowling

*	Director	August 2, 2022
Teresa S. Gendron

*By:	/s/ Douglas J. Cahill
Douglas J. Cahill
Attorney-in-fact

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